EXHIBIT 99.1

3Q18

MB FINANCIAL, INC. REPORTS THIRD QUARTER 2018 NET INCOME

CHICAGO, October 23, 2018 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A., today announced third quarter 2018 net income of $42.7 million compared to $38.5 million last quarter and $60.8 million in the third quarter a year ago.  Diluted earnings per common share were $0.47 in the third quarter of 2018 compared to $0.42 last quarter and $0.69 in the third quarter a year ago.

Operating Earnings (in thousands, except per share data)

The table below reconciles net income, as reported, to operating earnings excluding our Mortgage Banking Segment. As previously announced, we have discontinued our national mortgage origination business (substantially all originations outside of the Company's consumer banking footprint in the Chicagoland area). Therefore, we believe operating earnings excluding our Mortgage Banking Segment better reflect our primary operations until the wind down of the segment is complete, as we are retaining the mortgage servicing asset, residential mortgage loans on our balance sheet, and Chicagoland area originations.

						Nine Months Ended
						September 30,
	3Q18	2Q18	1Q18	4Q17	3Q17	2018	2017
Net income - as reported	$42,714	$38,533	$56,757	$144,194	$60,843	$138,004	$159,846
Non-core items, net of tax (1)	12,889	18,679	614	(96,814)	1,942	32,182	3,876
Operating earnings	55,603	57,212	57,371	47,380	62,785	170,186	163,722
Operating earnings (loss) - Mortgage Banking Segment	1,067	(3,359)	(295)	(815)	2,217	(2,587)	6,309
Operating earnings, excluding Mortgage Banking Segment	54,536	60,571	57,666	48,195	60,568	172,773	157,413
Dividends on preferred shares	3,000	3,000	3,100	2,000	2,002	9,100	6,007
Operating earnings available to common stockholders, excluding Mortgage Banking Segment	$51,536	$57,571	$54,566	$46,195	$58,566	$163,673	$151,406
Diluted earnings per common share - as reported (2) (3)	$0.47	$0.42	$0.81	$1.67	$0.69	$1.69	$1.81
Diluted operating earnings per common share, excluding Mortgage Banking Segment	$0.60	$0.68	$0.64	$0.54	$0.69	$1.92	$1.79

(1)
Non-core items represent the difference between non-core non-interest income and non-core non-interest expense net of tax as well as other non-core tax items. See "Non-GAAP Financial Information" section for details on non-core items starting on page 25. Non-core items for the third quarter of 2018 include approximately $7 million, net of tax, related to the discontinuation of our national mortgage origination business and approximately $3 million, net of tax, related to the pending merger with Fifth Third Bancorp ("Fifth Third"). Non-core items for the second quarter of 2018 include approximately $14 million, net of tax, related to the discontinuation of our national mortgage origination business and approximately $5 million, net of tax, related to the pending merger with Fifth Third.

(2)
The $0.81 diluted earnings per common share in the first quarter of 2018 were positively impacted by a $15.3 million, or $0.18 per common share, return from preferred stockholders due to the redemption of our 8% Series A non-cumulative perpetual preferred stock. The $15.3 million represents the excess carrying amount over the redemption price of the Series A preferred stock.

(3)
The $1.67 diluted earnings per common share in the fourth quarter of 2017 were positively impacted by a $104.2 million, or $1.23 per common share, tax benefit due to the enactment of the Tax Cuts and Jobs Act of 2017 (the "TCJ Act").

Key Items (compared to 2Q18)

Pending Merger
On May 20, 2018, we signed a definitive merger agreement with Fifth Third. We received the necessary stockholder approvals on September 18, 2018. The merger remains subject to regulatory approvals and other customary closing conditions.

Operating Earnings

•
Operating earnings, excluding the Mortgage Banking Segment, decreased $6.0 million, or 10.0%, to $54.5 million compared to the prior quarter. This decrease resulted from a $11.2 million (net of tax) increase in provision for credit losses (due to one loan relationship) partly offset by a $3.8 million (net of tax) increase in net interest income and a $2.5 million (net of tax) decrease in professional and legal fees.

•	Diluted operating earnings per common share, excluding the Mortgage Banking Segment, were $0.60 compared to $0.68 in the prior quarter.

Loans

•
Loan balances, excluding purchased credit-impaired loans, increased $124.6 million (+0.9%, or +3.6%, annualized) from prior quarter end due to growth in commercial loans and a $75.5 million transfer from loans held for sale.

•	Average loan balances, excluding purchased credit-impaired loans, decreased $6.4 million (-0.1%, or -0.2% annualized) to $13.7 billion.

•	Average yield on loans, excluding accretion on loans acquired in bank mergers, increased 18 basis points to 4.68% from 4.50% in the prior quarter as a result of increases in short-term interest rates.

Deposits

•
Low-cost deposits decreased $136.6 million (-1.1%, or -4.3% annualized) from prior quarter end to $12.3 billion due to a decrease in non-interest bearing deposits (temporary decrease) partly offset by an increase in money market and NOW deposits.

•	Average low-cost deposits increased $131.2 million (+1.0%, or +4.2% annualized) to $12.6 billion due to an increase in money market deposits.

•	Average cost of total deposits increased seven basis points to 0.54%.

Net interest margin

•
Net interest margin on a fully tax equivalent basis, excluding accretion on loans acquired in bank mergers, increased eight basis points in the quarter to 3.70%. This increase was due to higher loan yields partly offset by increased funding costs.

•	Average interest earning assets decreased $204.6 million mostly due to the decrease in loans held for sale as a result of the national mortgage origination wind down.

•	Average cost of funds increased five basis points to 0.72% due to higher rates paid on interest bearing liabilities.

Operating Segments (compared to 2Q18)

Banking

•	Operating earnings were $47.4 million, a decrease of $6.2 million, or 11.6%, compared to the prior quarter.

•
This decrease was due to an increase in provision for credit losses (due to one loan relationship) partly offset by an increase in net interest income (higher average loan yields and lower borrowings) and a decrease in professional and legal fees.

Leasing

•	Operating earnings were $7.1 million, an increase of $172 thousand, or 2.5%, compared to the prior quarter.

Mortgage Banking

•
On April 12, 2018, we announced the discontinuation of our national mortgage origination business, which includes substantially all originations outside of the Company's consumer banking footprint in the Chicagoland area.

•	Operating earnings were $1.1 million compared to an operating loss of $3.4 million in the prior quarter.

•
The wind down of our national mortgage origination business is proceeding as planned. We project that, excluding any impact of our pending merger with Fifth Third, our remaining mortgage operations will earn quarterly pretax income of approximately $7.4 million in 2019, consistent with prior projections.

Key Items (compared to nine months ended September 30, 2017)

•	Operating earnings, excluding the Mortgage Banking Segment, increased $15.4 million, or 9.8%, to $172.8 million compared to the nine months ended September 30, 2017.

•
The growth in operating earnings resulted from the following items (net of tax): a $20.8 million increase in net interest income, a $9.0 million increase in our key fee initiatives revenue (mainly lease financing revenue), a $4.2 million increase in earnings from investments in Small Business Investment Companies, and an approximate $16 million decrease in income tax expense (lower effective tax rate). These items were partly offset by a $20.7 million increase in non-interest expense with more than half of the increase in salaries and benefits (due to annual salary increases, new hires, and higher health insurance costs) and a $13.6 million increase in provision for credit losses (mostly recognized in the third quarter of 2018).

•	Diluted operating earnings per common share, excluding the Mortgage Banking Segment, were $1.92 compared to $1.79 in the nine months ended September 30, 2017.

Guidance on Selected Financial Items

In light of our pending merger with Fifth Third, we will no longer provide forward-looking financial guidance or update previously provided financial guidance except as otherwise provided in this release with respect to our mortgage operations.

Operating Segments

The Company currently has three reportable operating segments: Banking, Leasing, and Mortgage Banking. Our Banking Segment generates revenues primarily from its lending, deposit gathering, and fee business activities. Our Leasing Segment generates revenues through lease originations and related services. As a result of the discontinuation of our national mortgage origination business, we expect to stop operating the mortgage business as a defined segment with separate Mortgage Banking Segment reporting in 2019. The financial information below was adjusted for funds transfer pricing and internal allocations of certain expenses and excludes non-core non-interest income and expense and non-core tax items.

Banking Segment

The following table summarizes certain financial information for the Banking Segment for the periods presented (in thousands):

						Nine Months Ended
						September 30,
	3Q18	2Q18	1Q18	4Q17	3Q17	2018	2017
Net interest income	$152,003	$146,614	$140,471	$140,180	$142,888	$439,088	$410,319
Provision for credit losses	21,439	5,746	7,579	501	3,637	34,764	16,054
Net interest income after provision for credit losses	130,564	140,868	132,892	139,679	139,251	404,324	394,265
Non-interest income:
Lease financing revenue, net	3,420	2,165	1,535	1,795	1,097	7,120	3,968
Treasury management fees	15,226	15,066	15,156	15,234	14,508	45,448	43,696
Wealth management fees	9,089	8,969	9,121	9,024	8,702	27,179	25,720
Card fees	5,362	5,654	4,787	5,032	4,585	15,803	13,564
Capital markets and international banking fees	1,913	3,785	2,998	3,999	4,870	8,696	11,709
Other non-interest income	10,987	11,838	10,675	9,359	10,940	33,500	29,901
Total non-interest income	45,997	47,477	44,272	44,443	44,702	137,746	128,558
Non-interest expense:
Salaries and employee benefits expense:
Salaries	44,933	45,103	44,821	44,782	45,096	134,857	131,235
Commissions	1,097	941	953	1,119	877	2,991	3,105
Bonus and stock-based compensation	10,774	11,533	10,610	10,418	10,032	32,917	31,254
Other salaries and benefits (1)	17,339	15,721	15,207	14,119	14,604	48,267	41,007
Total salaries and employee benefits expense	74,143	73,298	71,591	70,438	70,609	219,032	206,601
Occupancy and equipment expense	13,400	13,308	14,089	13,769	12,372	40,797	36,787
Computer services and telecommunication expense	8,324	9,384	9,741	9,664	8,386	27,449	23,876
Professional and legal expense	1,347	4,846	1,359	1,967	1,239	7,552	4,294
Other operating expenses	18,479	18,665	16,745	18,817	16,757	53,889	53,805
Total non-interest expense	115,693	119,501	113,525	114,655	109,363	348,719	325,363
Income before income taxes	60,868	68,844	63,639	69,467	74,590	193,351	197,460
Income tax expense	13,468	15,237	14,539	25,734	20,064	43,244	56,147
Operating earnings	$47,400	$53,607	$49,100	$43,733	$54,526	$150,107	$141,313
Total assets (period end)	$16,677,552	$16,581,205	$16,582,585	$16,448,960	$16,406,714	$16,677,552	$16,406,714

(1)	Includes health insurance, payroll taxes, 401(k) and profit sharing contributions, overtime, and temporary help expenses.

Banking Segment operating earnings for the third quarter of 2018 decreased $6.2 million compared to the prior quarter.

•
Net interest income increased due to higher average loan yields and reduced borrowings partly offset by a higher cost of funds. Our average yield on loans and cost of funds increased as a result of an increase in short-term rates.

•	Provision for credit losses increased as a result of higher charge offs during the quarter due to one loan relationship.

•	Lease financing revenue, net, increased due to higher earnings from investments in leasing companies and residual gains.

•	Capital markets and international banking fees decreased due to lower swap fees and foreign currency derivative income.

•	Other non-interest income decreased due to lower earnings from investments in Small Business Investment Companies.

•	Salaries and benefits expense increased as a result of higher health insurance costs due to an increase in claims.

•	Professional and legal fees decreased as the prior quarter was impacted by higher case settlements and other legal and professional fees.

Banking Segment operating earnings for the nine months ended September 30, 2018 increased $8.8 million, or 6.2%, compared to the same period last year.

•
Net interest income increased due to higher average loan yields and balances partly offset by higher cost of funds. Our average yield on loans and cost of funds increased as a result of an increase in short-term rates.

•	Provision for credit losses increased as a result of higher charge offs during the third quarter of 2018 due to one loan relationship.

•
Non-interest income increased due to higher card fees (increased sales and volume in prepaid cards and higher credit card usage), higher lease financing revenue, net (higher earnings from investments in leasing companies and residual gains), and stronger earnings from Small Business Investment Companies.

•
Non-interest expense increased as a result of higher salaries and employee benefits expense, occupancy and equipment expense (higher building and software depreciation), computer services and telecommunication expense (previous investments in new technology), and professional and legal fees (case settlements and other legal and professional fees). Salaries and employee benefits expense increased due to annual salary increases, new hires, higher health insurance costs, and higher bonus and stock based compensation expense.

•	Income tax expense decreased as a result of a decline in the effective tax rate.

Leasing Segment

The following table summarizes certain financial information for the Leasing Segment for the periods presented (in thousands):

						Nine Months Ended
						September 30,
	3Q18	2Q18	1Q18	4Q17	3Q17	2018	2017
Net interest income	$2,160	$2,349	$2,482	$2,602	$2,686	$6,991	$7,300
Provision for credit losses	90	500	(24)	3,184	399	566	674
Net interest income after provision for credit losses	2,070	1,849	2,506	(582)	2,287	6,425	6,626
Non-interest income:
Lease financing revenue, net	21,810	21,435	23,938	22,576	22,534	67,183	60,261
Other non-interest income	1,304	1,160	899	1,168	26	3,363	1,875
Total non-interest income	23,114	22,595	24,837	23,744	22,560	70,546	62,136
Non-interest expense:
Salaries and employee benefits expense:
Salaries	5,926	6,021	5,917	5,361	5,029	17,864	14,462
Commissions	2,662	1,892	2,520	2,777	2,328	7,074	7,015
Bonus and stock-based compensation	1,207	1,205	974	1,761	1,228	3,386	3,228
Other salaries and benefits (1)	1,338	1,613	1,809	1,329	1,572	4,760	4,676
Total salaries and employee benefits expense	11,133	10,731	11,220	11,228	10,157	33,084	29,381
Occupancy and equipment expense	1,128	1,110	1,167	1,090	1,070	3,405	3,025
Computer services and telecommunication expense	474	492	505	595	456	1,471	1,345
Professional and legal expense	353	323	373	457	403	1,049	1,194
Other operating expenses	2,480	2,500	2,212	2,101	2,412	7,192	6,766
Total non-interest expense	15,568	15,156	15,477	15,471	14,498	46,201	41,711
Income before income taxes	9,616	9,288	11,866	7,691	10,349	30,770	27,051
Income tax expense	2,480	2,324	3,300	3,229	4,307	8,104	10,951
Operating earnings	$7,136	$6,964	$8,566	$4,462	$6,042	$22,666	$16,100
Total assets (period end)	$1,340,901	$1,354,940	$1,360,117	$1,403,690	$1,307,459	$1,340,901	$1,307,459

(1)	Includes health insurance, payroll taxes, 401(k) and profit sharing contributions, overtime, and temporary help expenses.

Leasing Segment operating earnings for the third quarter of 2018 increased $172 thousand compared to the prior quarter.

•
Lease financing revenue, net, increased slightly due to higher fees from sales of third-party equipment maintenance contracts, promotional income, and syndication fees partly offset by lower residual gains.

•	Non-interest expense increased slightly due to an increase in commissions expense resulting from increased sales of third-party equipment maintenance contracts in the quarter.

Leasing Segment operating earnings for the nine months ended September 30, 2018 increased $6.6 million, or 40.8%, compared to the same period last year due largely to an increase in lease financing revenue as a result of higher residual gains, promotional income, and syndication fees partly offset by higher salaries (a result of the investment in sales and other revenue generating staff). Additionally, income tax expense declined as a result of a decrease in the effective tax rate.

Mortgage Banking Segment

The following table summarizes certain financial information for the Mortgage Banking Segment for the periods presented (in thousands):

						Nine Months Ended
						September 30,
	3Q18	2Q18	1Q18	4Q17	3Q17	2018	2017
Net interest income	$7,685	$10,106	$10,428	$10,611	$11,373	$28,219	$31,365
Provision for credit losses	(26)	(27)	(47)	(42)	481	(100)	1,222
Net interest income after provision for credit losses	7,711	10,133	10,475	10,653	10,892	28,319	30,143
Non-interest income:
Mortgage origination revenue	1,907	13,334	17,854	18,146	22,647	33,095	68,725
Mortgage servicing revenue	8,009	5,592	7,193	4,228	5,595	20,794	18,125
Other non-interest income	13	11	1	—	1	25	1
Total non-interest income	9,929	18,937	25,048	22,374	28,243	53,914	86,851
Non-interest expense:
Salaries and employee benefits expense:
Salaries	5,375	12,033	13,849	12,322	11,867	31,257	34,995
Commissions	1,189	4,790	3,962	4,407	6,001	9,941	17,427
Bonus and stock-based compensation	392	115	471	1,153	651	978	2,272
Other salaries and benefits (1)	2,149	4,539	4,924	4,705	4,746	11,612	14,676
Total salaries and employee benefits expense	9,105	21,477	23,206	22,587	23,265	53,788	69,370
Occupancy and equipment expense	1,273	2,032	2,138	1,868	1,940	5,443	5,888
Computer services and telecommunication expense	1,263	1,677	1,673	1,779	1,734	4,613	5,098
Professional and legal expense	174	266	162	490	467	602	1,662
Other operating expenses	4,368	8,159	8,749	7,673	8,043	21,276	24,497
Total non-interest expense	16,183	33,611	35,928	34,397	35,449	85,722	106,515
Income (loss) before income taxes	1,457	(4,541)	(405)	(1,370)	3,686	(3,489)	10,479
Income tax expense (benefit)	390	(1,182)	(110)	(555)	1,469	(902)	4,170
Operating earnings (loss)	$1,067	$(3,359)	$(295)	$(815)	$2,217	$(2,587)	$6,309
Total assets (period end) (2)	$1,701,518	$2,030,412	$2,224,821	$2,234,290	$2,402,362	$1,701,518	$2,402,362

(1)	Includes health insurance, payroll taxes, 401(k) and profit sharing contributions, overtime, and temporary help expenses.

(2)	The decrease in total assets from June 30, 2018 to September 30, 2018 was due to the decrease in loans held for sale as a result of the wind down of the national mortgage origination business.

On April 12, 2018, the Company announced that it will be discontinuing its national mortgage origination business, which includes substantially all originations outside of the Company's consumer banking footprint in the Chicagoland area.

As expected with the wind down, total non-interest income declined faster than expenses. The first phase of staff reductions was completed in early July 2018, and staff reductions continued through the rest of the third quarter of 2018. The wind down is expected to be completed in the first quarter of 2019. We project that, excluding any impact of the pending Fifth Third merger, remaining operations will earn quarterly pre-tax income of approximately $7.4 million, consistent with prior projections. We also continue to expect one-time exit expenses to range from $37 to $41 million, with approximately $29 million already recognized in the nine months ended September 30, 2018.

Additional Mortgage Banking Segment Data

The following table presents additional information regarding the Mortgage Banking Segment (dollars in thousands):

						Nine Months Ended
						September 30,
	3Q18	2Q18	1Q18	4Q17	3Q17	2018	2017
Mortgage origination revenue:
Gain on sale revenue, net	$1,303	$9,756	$11,652	$13,376	$17,098	$22,711	$50,705
Origination fees (1)	604	3,578	6,202	4,770	5,549	10,384	18,020
Total mortgage origination revenue	$1,907	$13,334	$17,854	$18,146	$22,647	$33,095	$68,725

Mortgage servicing revenue:
Servicing fees	$15,953	$15,707	$16,068	$14,802	$14,531	$47,728	$42,331
Amortization/prepayment of mortgage servicing rights (2)	(8,418)	(8,894)	(8,015)	(9,037)	(8,399)	(25,327)	(22,964)
Fair value changes of mortgage servicing rights	2,521	1,193	10,890	7,231	4,475	14,604	2,363
Economic hedge activity, net	(2,047)	(2,414)	(11,750)	(8,768)	(5,012)	(16,211)	(3,605)
Fair value changes of mortgage servicing rights net of economic hedge activity (3)	474	(1,221)	(860)	(1,537)	(537)	(1,607)	(1,242)
Total mortgage servicing revenue	$8,009	$5,592	$7,193	$4,228	$5,595	$20,794	$18,125

Mortgage servicing rights, at fair value:
Beginning balance	$296,629	$291,561	$276,279	$261,446	$249,688	$276,279	$238,011
Originations/purchases	5,071	12,769	12,407	16,639	15,682	30,247	44,036
Amortization/prepayment (2)	(8,418)	(8,894)	(8,015)	(9,037)	(8,399)	(25,327)	(22,964)
Fair value changes	2,521	1,193	10,890	7,231	4,475	14,604	2,363
Ending balance	$295,803	$296,629	$291,561	$276,279	$261,446	$295,803	$261,446

Mortgage servicing book (unpaid principal balance of loans serviced for others)	$22,382,822	$22,643,179	$22,362,896	$21,993,128	$21,380,397	$22,382,822	$21,380,397
Mortgage servicing rights valuation	1.32%	1.31%	1.30%	1.26%	1.22%	1.32%	1.22%

(1)	2017 amounts were revised as certain costs to originate mortgage loans were reclassified from mortgage origination revenue to other operating expenses.

(2)	Changes due to collection or realization of expected cash flows.

(3)
Approximately $500 thousand of the second quarter 2018 fair value change was due to an increase in delinquencies in the quarter resulting in higher anticipated collection costs and lower mortgage servicing rights asset value. In addition, approximately $300 thousand of the fair value change was due to higher than expected prepayments of mortgage servicing rights in the second quarter of 2018. Approximately $800 thousand of the fourth quarter 2017 fair value change was due to an increase in delinquencies in the quarter.

FORWARD-LOOKING STATEMENTS

When used in this document and in reports filed with or furnished to the Securities and Exchange Commission (the "SEC"), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “guidance,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) the possibility that our actual results on selected items relating to our mortgage operations for which we have provided projections or estimates in this document will be materially different from such projections or estimates; (2) the ability to satisfy closing conditions to our pending merger with Fifth Third on the expected terms and schedule; (3) the ability to obtain regulatory approvals required to complete our pending merger with Fifth Third, and the timing and conditions for such approvals; (4) delays in closing our pending merger with Fifth Third; (5) disruptions to our business resulting from our pending merger with Fifth Third; (6) the risk that funds obtained from capital raising activities will not be utilized efficiently or effectively; (7) expected revenues, cost savings, synergies, and other benefits from our other merger and acquisition activities might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (8) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan and lease losses, which could necessitate additional provisions for loan losses, resulting both from originated loans and loans acquired from other financial institutions; (9) the quality and composition of our securities portfolio; (10) competitive pressures among depository institutions; (11) interest rate movements and their impact on customer behavior, net interest margin and the value of our mortgage servicing rights; (12) the possibility that our mortgage banking business may experience increased volatility in its revenues and earnings and the possibility that the profitability of our mortgage banking business could be significantly reduced, both before and after the discontinuation of our national mortgage origination business, if we are unable to originate and sell mortgage loans at profitable margins or if changes in interest rates negatively impact the value of our mortgage servicing rights; (13) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (14) fluctuations in real estate values; (15) results of examinations of us and our bank subsidiary by regulatory authorities and the possibility that any such regulatory authority may, among other things, limit our business activities, require us to change our business mix, increase our allowance for loan and lease losses, write-down asset values or increase our capital levels, or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; (16) our ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (17) the possibility that security measures implemented might not be sufficient to mitigate the risk of a cyber attack or cyber theft, and that such security measures might not protect against systems failures or interruptions; (18) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (19) our ability to access cost-effective funding; (20) changes in financial markets; (21) changes in economic conditions in general and in the Chicago metropolitan area in particular; (22) the costs, effects, and outcomes of litigation; (23) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act, changes in the interpretation and/or application of laws and regulations by regulatory authorities, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws, including but not limited to the TCJ Act, or interpretations thereof by taxing authorities; (24) changes in accounting principles, policies or guidelines; and (25) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
ASSETS
Cash and due from banks	$342,933	$373,448	$332,234	$397,880	$361,080
Interest earning deposits with banks	87,740	119,672	50,624	181,341	82,636
Total cash and cash equivalents	430,673	493,120	382,858	579,221	443,716
Investment securities:
Securities available for sale, at fair value	1,710,636	1,647,260	1,679,011	1,408,326	1,497,543
Securities held to maturity, at amortized cost	923,082	923,036	933,319	959,082	994,238
Marketable equity securities, at fair value	10,901	10,922	11,124	—	—
Non-marketable securities - FHLB and FRB Stock	107,407	115,453	118,955	114,111	152,345
Total investment securities	2,752,026	2,696,671	2,742,409	2,481,519	2,644,126
Loans held for sale	51,834	423,367	561,549	548,578	722,754
Loans:
Total loans, excluding purchased credit-impaired loans	13,843,880	13,719,244	13,824,990	13,846,318	13,753,459
Purchased credit-impaired loans	91,072	101,001	109,990	119,744	131,919
Total loans	13,934,952	13,820,245	13,934,980	13,966,062	13,885,378
Less: Allowance for loan and lease losses	155,411	162,790	161,712	157,710	159,128
Net loans	13,779,541	13,657,455	13,773,268	13,808,352	13,726,250
Lease investments, net	429,843	433,505	408,798	409,051	371,541
Premises and equipment, net	274,006	281,458	281,791	286,690	286,482
Cash surrender value of life insurance	207,280	205,982	204,710	203,602	204,855
Goodwill	999,925	999,925	1,003,548	1,003,548	999,925
Other intangibles	49,114	50,968	52,864	54,766	56,745
Mortgage servicing rights, at fair value	295,803	296,629	291,561	276,279	261,446
Other real estate owned, net	10,933	10,869	10,528	9,736	13,020
Other real estate owned related to FDIC transactions	2,661	2,908	4,185	4,788	4,817
Other assets	436,332	413,700	449,454	420,810	380,858
Total assets	$19,719,971	$19,966,557	$20,167,523	$20,086,940	$20,116,535
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Non-interest bearing	$6,036,012	$6,347,208	$6,385,149	$6,381,512	$6,101,159
Interest bearing	8,672,781	8,575,455	8,585,444	8,576,866	8,313,985
Total deposits	14,708,793	14,922,663	14,970,593	14,958,378	14,415,144
Short-term borrowings	903,355	651,462	717,679	861,039	1,865,415
Long-term borrowings	451,677	730,292	851,221	505,158	405,715
Junior subordinated notes issued to capital trusts	133,995	194,450	194,304	211,494	211,289
Accrued expenses and other liabilities	556,822	518,997	499,379	541,048	526,880
Total liabilities	16,754,642	17,017,864	17,233,176	17,077,117	17,424,443
Stockholders' Equity
Preferred stock	194,719	194,719	194,719	309,999	115,280
Common stock	862	861	860	858	858
Additional paid-in capital	1,703,404	1,698,057	1,692,650	1,691,007	1,685,971
Retained earnings	1,147,060	1,127,814	1,112,323	1,065,303	940,948
Accumulated other comprehensive (loss) income	(17,186)	(9,818)	(3,719)	3,584	9,772
Treasury stock	(63,530)	(62,940)	(62,486)	(60,928)	(60,737)
Total stockholders' equity	2,965,329	2,948,693	2,934,347	3,009,823	2,692,092
Total liabilities and stockholders' equity	$19,719,971	$19,966,557	$20,167,523	$20,086,940	$20,116,535

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

						Nine Months Ended
						September 30,
(Dollars in thousands, except per share data)	3Q18	2Q18	1Q18	4Q17	3Q17	2018	2017
Interest income:
Loans:
Taxable	$168,190	$164,401	$157,119	$154,631	$155,440	$489,710	$432,603
Nontaxable	2,146	2,330	2,271	2,362	2,632	6,747	8,303
Investment securities:
Taxable	10,366	10,578	7,934	7,696	8,440	28,878	26,279
Nontaxable	9,387	9,439	9,476	9,677	9,731	28,302	29,541
Other interest earning accounts and Federal funds sold	1,650	244	131	600	327	2,025	754
Total interest income	191,739	186,992	176,931	174,966	176,570	555,662	497,480
Interest expense:
Deposits	20,485	17,386	15,032	13,552	10,865	52,903	27,133
Short-term borrowings	2,317	2,769	2,516	3,257	5,148	7,602	11,440
Long-term borrowings and junior subordinated notes	7,089	7,768	6,002	4,764	3,610	20,859	9,923
Total interest expense	29,891	27,923	23,550	21,573	19,623	81,364	48,496
Net interest income	161,848	159,069	153,381	153,393	156,947	474,298	448,984
Provision for credit losses	21,503	6,219	7,508	3,643	4,517	35,230	17,950
Net interest income after provision for credit losses	140,345	152,850	145,873	149,750	152,430	439,068	431,034
Non-interest income:
Mortgage banking revenue	9,916	18,926	25,047	22,374	28,242	53,889	86,850
Lease financing revenue, net	25,205	22,918	24,710	23,620	23,148	72,833	62,967
Treasury management fees	15,226	15,066	15,156	15,234	14,508	45,448	43,696
Wealth management fees	9,089	8,969	9,121	9,024	8,702	27,179	25,720
Card fees	5,362	5,654	4,787	5,032	4,585	15,803	13,564
Capital markets and international banking fees	1,913	3,785	2,998	3,999	4,870	8,696	11,709
Consumer and other deposit service fees	3,051	2,929	2,912	3,261	3,424	8,892	10,072
Brokerage fees	1,138	1,050	864	942	1,004	3,052	3,379
Loan service fees	2,103	2,148	2,245	2,197	2,114	6,496	6,120
Increase in cash surrender value of life insurance	1,298	1,272	1,108	1,511	1,321	3,678	3,910
Net (loss) gain on investment securities	(85)	(86)	(174)	111	83	(345)	451
Net loss on disposal of other assets	(32)	(397)	(357)	(2,016)	(180)	(786)	(307)
Other operating income	5,657	6,072	4,385	4,534	4,110	16,114	11,420
Total non-interest income	79,841	88,306	92,802	89,823	95,931	260,949	279,551
Non-interest expense:
Salaries and employee benefits expense	101,885	123,478	106,514	109,247	105,815	331,877	309,932
Occupancy and equipment expense	16,117	16,451	17,429	16,846	15,382	49,997	45,710
Computer services and telecommunication expense	12,684	10,871	11,156	11,304	10,062	34,711	29,287
Advertising and marketing expense	3,432	3,342	3,863	3,271	2,558	10,637	8,964
Professional and legal expense	2,586	8,887	1,898	2,957	2,109	13,371	7,250
Other intangible amortization expense	1,854	1,896	1,902	1,979	2,038	5,652	6,214
Branch exit and facilities impairment charges	3,292	340	—	(327)	2,773	3,632	8,680
Net loss (gain) recognized on other real estate owned and other related expense	248	1,048	47	(104)	(86)	1,343	1,448
Loss on extinguishment of debt	6,255	—	3,136	—	—	9,391	—
Goodwill impairment loss	—	3,623	—	—	—	3,623	—
Other operating expenses	20,191	23,056	21,941	30,655	22,310	65,188	68,030
Total non-interest expense	168,544	192,992	167,886	175,828	162,961	529,422	485,515
Income before income taxes	51,642	48,164	70,789	63,745	85,400	170,595	225,070
Income tax expense (benefit)	8,928	9,631	14,032	(80,449)	24,557	32,591	65,224
Net income	42,714	38,533	56,757	144,194	60,843	138,004	159,846
Dividends on preferred shares	3,000	3,000	3,100	2,000	2,002	9,100	6,007
Return from preferred stockholders due to redemption	—	—	(15,280)	—	—	(15,280)	—
Net income available to common stockholders	$39,714	$35,533	$68,937	$142,194	$58,841	$144,184	$153,839

						Nine Months Ended
						September 30,
	3Q18	2Q18	1Q18	4Q17	3Q17	2018	2017
Common share data:
Basic earnings per common share	$0.47	$0.42	$0.82	$1.69	$0.70	$1.71	$1.84
Diluted earnings per common share	0.47	0.42	0.81	1.67	0.69	1.69	1.81
Diluted operating earnings per common share, excluding Mortgage Banking Segment	0.60	0.68	0.64	0.54	0.69	1.92	1.79
Weighted average common shares outstanding for basic earnings per common share	84,369,519	84,253,966	84,065,681	83,946,637	83,891,175	84,230,835	83,799,694
Weighted average common shares outstanding for diluted earnings per common share	85,335,109	85,251,810	84,896,401	84,964,759	84,779,797	85,162,220	84,775,952
Common shares outstanding (at end of period)	84,220,671	84,194,594	84,052,547	83,917,892	83,887,097	84,220,671	83,887,097

SELECTED FINANCIAL DATA

						Nine Months Ended
						September 30,
	3Q18	2Q18	1Q18	4Q17	3Q17	2018	2017
Performance Ratios:
Annualized return on average assets	0.85%	0.77%	1.15%	2.84%	1.21%	0.92%	1.10%
Annualized operating return, excluding Mortgage Banking Segment, on average assets (1)	1.19	1.35	1.32	1.07	1.37	1.29	1.22
Annualized return on average common equity	5.71	5.20	10.32	21.87	9.17	7.04	8.19
Annualized operating return, excluding Mortgage Banking Segment, on average common equity (1)	7.41	8.42	8.17	7.10	9.12	8.00	8.06
Annualized cash return on average tangible common equity (2)	9.46	8.70	17.12	36.90	15.81	11.68	14.34
Annualized cash operating return, excluding Mortgage Banking Segment, on average tangible common equity (3)	12.18	13.89	13.62	12.21	15.74	13.22	14.12
Efficiency ratio (4)	60.35	66.80	65.62	65.38	61.24	64.29	63.17
Efficiency ratio, excluding Mortgage Banking Segment (4)	57.90	60.40	59.72	59.48	56.15	59.33	58.11
Annualized net non-interest expense to average assets (5)	1.35	1.57	1.43	1.44	1.25	1.45	1.33
Core non-interest income to revenues (6)	32.49	35.34	37.45	36.18	36.91	35.11	37.23
Core non-interest income to revenues, excluding Mortgage Banking Segment(6)	30.63	31.43	31.97	31.38	30.72	31.33	30.43
Net interest margin - fully tax equivalent basis (7)	3.81	3.73	3.67	3.63	3.76	3.74	3.72
Net interest margin - fully tax equivalent basis excluding acquisition accounting discount accretion on bank merger loans (8)	3.70	3.62	3.55	3.49	3.56	3.62	3.53
Cost of funds (9)	0.72	0.67	0.58	0.51	0.46	0.65	0.39
Loans to deposits	94.74	92.61	93.08	93.37	96.32	94.74	96.32
Asset Quality Ratios:
Non-performing loans (10) to total loans	0.53%	0.50%	0.44%	0.55%	0.36%	0.53%	0.36%
Non-performing assets (10) to total assets	0.43	0.40	0.36	0.43	0.32	0.43	0.32
Allowance for loan and lease losses to non-performing loans (10)	210.78	237.56	263.72	205.33	314.39	210.78	314.39
Allowance for loan and lease losses to total loans	1.12	1.18	1.16	1.13	1.15	1.12	1.15
Net loan charge-offs (recoveries) to average loans, excluding loans held for sale (annualized)	0.82	0.15	0.10	0.16	(0.02)	0.36	(0.02)
Capital Ratios:
Tangible equity to tangible assets (11)	10.33%	10.10%	9.89%	10.32%	8.68%	10.33%	8.68%
Tangible common equity to tangible assets (12)	9.28	9.07	8.87	8.70	8.07	9.28	8.07
Tangible common equity to risk weighted assets (13)	10.07	9.99	9.85	9.71	8.99	10.07	8.99
Total capital to risk-weighted assets (14)	13.48	13.75	13.57	14.23	11.67	13.48	11.67
Tier 1 capital to risk-weighted assets (14)	10.96	10.81	10.64	11.20	9.46	10.96	9.46
Common equity tier 1 capital to risk-weighted assets (14)	9.83	9.68	9.51	9.40	8.80	9.83	8.80
Tier 1 capital to average assets (leverage ratio) (14)	9.99	9.74	9.73	10.02	8.59	9.99	8.59

						Nine Months Ended
						September 30,
	3Q18	2Q18	1Q18	4Q17	3Q17	2018	2017
Per Share Data:
Book value per common share (15)	$32.90	$32.71	$32.59	$32.17	$30.72	$32.90	$30.72
Less: goodwill and other intangible assets, net of tax benefit, per common share	12.30	12.32	12.40	12.44	12.36	12.30	12.36
Tangible book value per common share (16)	$20.60	$20.39	$20.19	$19.73	$18.36	$20.60	$18.36
Cash dividends per common share	$0.24	$0.24	$0.24	$0.21	$0.21	$0.72	$0.61

(1)
Annualized operating return, excluding Mortgage Banking Segment, on average assets is computed by dividing annualized operating earnings, excluding Mortgage Banking Segment, by average total assets. Annualized operating return, excluding Mortgage Banking Segment, on average common equity is computed by dividing annualized operating earnings, excluding Mortgage Banking Segment, less dividends on preferred shares by average common equity. Operating earnings, excluding Mortgage Banking Segment, is defined as net income as reported less non-core items, net of tax and less operating earnings (loss) from our Mortgage Banking Segment.

(2)
Annualized cash return on average tangible common equity is computed by dividing net cash flow available to common stockholders (net income available to common stockholders, plus other intangibles amortization expense, net of tax benefit) by average tangible common equity (average common stockholders' equity less average goodwill and average other intangibles, net of tax benefit).

(3)
Annualized cash operating return, excluding Mortgage Banking Segment, on average tangible common equity is computed by dividing annualized cash operating earnings, excluding Mortgage Banking Segment, (operating earnings, excluding Mortgage Banking Segment, plus other intangibles amortization expense, net of tax benefit, less dividends on preferred shares) by average tangible common equity. Operating earnings, excluding Mortgage Banking Segment, is defined as net income as reported less non-core items, net of tax and less operating earnings (loss) from our Mortgage Banking Segment.

(4)
Equals total non-interest expense excluding non-core items divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(5)
Equals total non-interest expense excluding non-core items less total non-interest income excluding non-core items plus the tax equivalent adjustment on the increase in cash surrender value of life insurance divided by average assets.

(6)
Equals total non-interest income excluding non-core items and tax equivalent adjustment on the increase in cash surrender value of life insurance divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(7)	Represents net interest income on a fully tax equivalent basis assuming a Federal tax rate of 21% for 2018 and 35% for 2017, as a percentage of average interest earning assets.

(8)
Represents net interest income on a fully tax equivalent basis assuming a Federal tax rate of 21% for 2018 and 35% for 2017, excluding acquisition accounting discount accretion on bank merger loans as a percentage of average interest earning assets.

(9)	Equals total interest expense divided by the sum of average interest bearing liabilities and non-interest bearing deposits.

(10)
Non-performing loans exclude purchased credit-impaired loans and loans held for sale.  Non-performing assets exclude purchased credit-impaired loans, loans held for sale, and other real estate owned related to FDIC transactions.

(11)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(12)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(13)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by risk-weighted assets. Current quarter risk-weighted assets are estimated.

(14)	Current quarter ratios are estimated.

(15)	Equals total ending common stockholders’ equity divided by common shares outstanding.

(16)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

See "Non-GAAP Financial Information" section for details on non-GAAP measures and reconciliations starting on page 25.

BALANCE SHEET DETAILS TO FOLLOW

INVESTMENT SECURITIES

The following table sets forth, by type, the carrying value of our investment securities, excluding marketable equity securities and non-marketable FHLB and FRB stock, as well as the unrealized (loss) gain, net of our investment securities available for sale as of the dates indicated (in thousands):

	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Securities available for sale:
Fair value
Government sponsored agencies and enterprises	$5,002	$5,026	$22,885	$23,007	$23,146
States and political subdivisions	343,256	350,061	366,906	379,325	385,829
Mortgage-backed securities	1,357,314	1,269,003	1,251,229	924,734	962,477
Corporate bonds	5,064	23,170	37,991	70,197	115,014
Equity securities (1)	—	—	—	11,063	11,077
Total fair value	$1,710,636	$1,647,260	$1,679,011	$1,408,326	$1,497,543

Unrealized (loss) gain, net
Government sponsored agencies and enterprises	$(85)	$(72)	$(63)	$(6)	$69
States and political subdivisions	8,222	11,134	11,848	15,512	19,642
Mortgage-backed securities	(28,026)	(20,502)	(15,166)	(8,414)	(2,101)
Corporate bonds	(1)	(9)	(29)	42	433
Equity securities (1)	—	—	—	(173)	(100)
Total unrealized (loss) gain, net	$(19,890)	$(9,449)	$(3,410)	$6,961	$17,943

Securities held to maturity, at amortized cost:
States and political subdivisions	$899,865	$884,576	$874,306	$878,400	$888,576
Mortgage-backed securities	23,217	38,460	59,013	80,682	105,662
Total amortized cost	$923,082	$923,036	$933,319	$959,082	$994,238

(1)	Reflected in marketable equity securities on the consolidated balance sheet following the adoption of the new investments in equity securities guidance on January 1, 2018.

The Company has no direct exposure to the State of Illinois, but approximately 20% of the state and political subdivisions portfolio consisted of securities issued by municipalities located in Illinois as of September 30, 2018.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) based on balances as of the dates indicated (dollars in thousands):

	9/30/2018		6/30/2018		3/31/2018		12/31/2017		9/30/2017
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial-related loans:
Commercial	$4,936,536	35%	$4,816,545	35%	$4,790,803	34%	$4,786,180	34%	$4,793,838	35%
Commercial loans collateralized by assignment of lease payments (lease loans)	2,065,588	15	2,100,460	15	2,095,189	15	2,113,135	15	2,074,215	15
Commercial real estate	3,832,032	28	3,929,327	28	4,093,045	29	4,147,529	30	4,094,706	29
Construction real estate	548,882	4	495,805	4	479,638	4	406,849	3	395,794	3
Total commercial-related loans	11,383,038	82	11,342,137	82	11,458,675	82	11,453,693	82	11,358,553	82
Other loans:
Residential real estate (1)	1,403,087	10	1,352,625	10	1,391,900	10	1,432,458	10	1,433,595	10
Indirect vehicle	790,573	5	749,983	5	692,642	5	667,928	4	655,213	4
Home equity	181,477	1	192,785	1	202,920	1	219,098	2	228,726	2
Consumer	85,705	1	81,714	1	78,853	1	73,141	1	77,372	1
Total other loans	2,460,842	17	2,377,107	17	2,366,315	17	2,392,625	17	2,394,906	17
Total loans, excluding purchased credit-impaired loans	13,843,880	99	13,719,244	99	13,824,990	99	13,846,318	99	13,753,459	99
Purchased credit-impaired loans	91,072	1	101,001	1	109,990	1	119,744	1	131,919	1
Total loans	$13,934,952	100%	$13,820,245	100%	$13,934,980	100%	$13,966,062	100%	$13,885,378	100%
Change in total loans, excluding purchased credit-impaired loans:
From prior quarter	+0.9%		-0.8%		-0.2%		+0.7%		+2.1%
From same quarter one year ago	+0.7%		+1.9%		+8.1%		+9.8%		+11.1%

(1)	Reflects a $75.5 million transfer as of September 30, 2018 from loans held for sale of GNMA loans previously sold that were eligible for repurchase.

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) based on average balances for the periods indicated (dollars in thousands):

	3Q18		2Q18		1Q18		4Q17		3Q17
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial-related loans:
Commercial	$4,906,844	35%	$4,770,098	34%	$4,750,035	34%	$4,638,618	34%	$4,630,865	34%
Commercial loans collateralized by assignment of lease payments (lease loans)	2,029,053	15	2,065,688	15	2,084,396	15	2,074,655	15	2,057,461	15
Commercial real estate	3,883,132	28	4,033,421	29	4,133,826	30	4,131,179	30	3,953,639	29
Construction real estate	511,193	4	491,440	4	443,329	3	410,416	3	442,197	3
Total commercial-related loans	11,330,222	82	11,360,647	82	11,411,586	82	11,254,868	82	11,084,162	81
Other loans:
Residential real estate	1,355,501	10	1,371,020	10	1,415,374	10	1,430,219	10	1,433,866	11
Indirect vehicle	770,047	5	720,052	5	676,590	5	663,474	4	641,328	4
Home equity	187,347	1	199,334	1	211,729	1	223,445	2	234,460	2
Consumer	83,677	1	82,189	1	76,606	1	76,249	1	76,591	1
Total other loans	2,396,572	17	2,372,595	17	2,380,299	17	2,393,387	17	2,386,245	18
Total loans, excluding purchased credit-impaired loans	13,726,794	99	13,733,242	99	13,791,885	99	13,648,255	99	13,470,407	99
Purchased credit-impaired loans	94,916	1	105,781	1	113,942	1	127,781	1	139,246	1
Total loans	$13,821,710	100%	$13,839,023	100%	$13,905,827	100%	$13,776,036	100%	$13,609,653	100%
Change in total loans, excluding purchased credit-impaired loans:
From prior quarter	-0.1%		-0.4%		+1.1%		+1.3%		+3.3%
From same quarter one year ago	+1.9%		+5.3%		+10.1%		+10.5%		+23.2%

ASSET QUALITY

The following table presents a summary of criticized assets (excluding loans held for sale and excluding other real estate owned acquired as part of our FDIC-assisted transactions) as of the dates indicated (dollars in thousands):

	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Non-performing loans:
Non-accrual loans (1)	$72,437	$64,515	$60,151	$71,238	$49,926
Loans 90 days or more past due, still accruing interest	1,294	4,010	1,169	5,570	689
Total non-performing loans	73,731	68,525	61,320	76,808	50,615
Other real estate owned	10,933	10,869	10,528	9,736	13,020
Repossessed assets	870	643	661	589	497
Total non-performing assets	$85,534	$80,037	$72,509	$87,133	$64,132
Potential problem loans (2)	$245,131	$243,684	$208,201	$173,266	$160,840
Purchased credit-impaired loans (3)	$91,072	$101,001	$109,990	$119,744	$131,919
Total non-performing, potential problem and purchased credit-impaired loans	$409,934	$413,210	$379,511	$369,818	$343,374

Total allowance for loan and lease losses	$155,411	$162,790	$161,712	$157,710	$159,128
Accruing restructured loans (4)	22,970	25,660	28,591	28,554	32,850
Total non-performing loans to total loans	0.53%	0.50%	0.44%	0.55%	0.36%
Total non-performing assets to total assets	0.43	0.40	0.36	0.43	0.32
Allowance for loan and lease losses to non-performing loans	210.78	237.56	263.72	205.33	314.39

(1)
Includes $24.0 million, $26.2 million, $28.5 million, $30.8 million, and $24.4 million of restructured loans on non-accrual status at September 30, 2018, June 30, 2018, March 31, 2018, December 31, 2017, and September 30, 2017, respectively.

(2)
We define potential problem loans as loans rated substandard that do not meet the definition of a non-performing loan.  Potential problem loans carry a higher probability of default and require additional attention by management.

(3)
Includes $40.2 million, $43.6 million, $49.5 million, $54.9 million, and $60.1 million of Government National Mortgage Association ("GNMA") loans that have been repurchased at September 30, 2018, June 30, 2018, March 31, 2018, December 31, 2017, and September 30, 2017, respectively.

(4)	Accruing restructured loans consist of loans that have been modified and are performing in accordance with those modified terms as of the dates indicated.

The following table presents data related to non-performing loans by category (excluding loans held for sale and purchased credit-impaired loans that were acquired as part of our FDIC-assisted transactions and bank mergers) as of the dates indicated (in thousands):

	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Commercial and lease	$25,378	$19,788	$13,843	$18,522	$8,493
Commercial real estate	10,556	11,400	10,986	21,235	7,753
Consumer-related	37,797	37,337	36,491	37,051	34,369
Total non-performing loans	$73,731	$68,525	$61,320	$76,808	$50,615

Below is a reconciliation of the activity in our allowance for credit and loan and lease losses for the periods indicated (dollars in thousands):

						Nine Months Ended
						September 30,
	3Q18	2Q18	1Q18	4Q17	3Q17	2018	2017
Allowance for credit losses, at beginning of period	$164,578	$163,390	$159,408	$161,404	$156,297	$159,408	$141,842
Provision for credit losses	21,503	6,219	7,508	3,643	4,517	35,230	17,950
Charge-offs	31,600	6,720	6,818	7,448	2,830	45,138	9,124
Recoveries	2,938	1,689	3,292	1,809	3,420	7,919	10,736
Net charge-offs (recoveries)	28,662	5,031	3,526	5,639	(590)	37,219	(1,612)
Allowance for credit losses, at end of period	157,419	164,578	163,390	159,408	161,404	157,419	161,404
Allowance for unfunded credit commitments	(2,008)	(1,788)	(1,678)	(1,698)	(2,276)	(2,008)	(2,276)
Allowance for loan and lease losses, at end of period	$155,411	$162,790	$161,712	$157,710	$159,128	$155,411	$159,128
Total loans, excluding loans held for sale	$13,934,952	$13,820,245	$13,934,980	$13,966,062	$13,885,378	$13,934,952	$13,885,378
Average loans, excluding loans held for sale	13,821,710	13,839,023	13,905,827	13,776,036	13,609,653	13,855,213	13,169,448
Allowance for loan and lease losses to total loans, excluding loans held for sale	1.12%	1.18%	1.16%	1.13%	1.15%	1.12%	1.15%
Net loan charge-offs (recoveries) to average loans, excluding loans held for sale (annualized)	0.82	0.15	0.10	0.16	(0.02)	0.36	(0.02)

Provision for credit losses increased as a result of higher charge offs during the quarter mostly due to one loan relationship being downgraded during the quarter.

The following table presents the three elements of the Company's allowance for loan and lease losses as of the dates indicated (dollars in thousands):

	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Commercial related loans:
General reserve	$137,588	$139,356	$137,284	$132,787	$137,617
Specific reserve	1,235	6,544	7,290	6,056	2,453
Consumer related reserve	16,588	16,890	17,138	18,867	19,058
Total allowance for loan and lease losses	$155,411	$162,790	$161,712	$157,710	$159,128

Changes in the acquisition accounting discount for purchased credit-impaired ("PCI") and non-purchased credit-impaired ("Non-PCI") loans acquired in bank mergers were as follows for the three months ended September 30, 2018 (in thousands):

	Non-Accretable Discount - PCI Loans	Accretable Discount - PCI Loans	Accretable Discount - Non-PCI Loans	Total
Balance at beginning of period	$6,308	$8,241	$16,451	$31,000
Recoveries, net	113	—	—	113
Accretion	—	(2,579)	(1,971)	(4,550)
Transfer (1)	(236)	236	—	—
Balance at end of period	$6,185	$5,898	$14,480	$26,563

(1)	The transfer from non-accretable discount on purchased credit-impaired loans to accretable discount was due to better than expected cash flows on several pools of purchased credit-impaired loans.

DEPOSIT MIX

The following table shows the composition of deposits based on balances as of the dates indicated (dollars in thousands):

	9/30/2018		6/30/2018		3/31/2018		12/31/2017		9/30/2017
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low-cost deposits:
Non-interest bearing deposits	$6,036,012	41%	$6,347,208	43%	$6,385,149	43%	$6,381,512	43%	$6,101,159	42%
Money market, NOW, and interest bearing deposits	5,125,330	35	4,950,676	33	4,858,506	32	4,954,765	33	4,842,097	34
Savings deposits	1,180,997	8	1,181,078	8	1,229,968	8	1,167,810	8	1,088,194	7
Total low-cost deposits	12,342,339	84	12,478,962	84	12,473,623	83	12,504,087	84	12,031,450	83
Certificates of deposit:
Certificates of deposit	1,392,020	9	1,361,611	9	1,397,868	10	1,392,409	9	1,381,993	10
Brokered certificates of deposit	974,434	7	1,082,090	7	1,099,102	7	1,061,882	7	1,001,701	7
Total certificates of deposit	2,366,454	16	2,443,701	16	2,496,970	17	2,454,291	16	2,383,694	17
Total deposits	$14,708,793	100%	$14,922,663	100%	$14,970,593	100%	$14,958,378	100%	$14,415,144	100%
Change in total deposits:
From prior quarter	-1.4%		-0.3%		+0.1%		+3.8%		+1.1%
From same quarter one year ago	+2.0%		+4.6%		+6.9%		+6.0%		+1.0%

The following table shows the composition of deposits based on average balances for the periods indicated (dollars in thousands):

	3Q18		2Q18		1Q18		4Q17		3Q17
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low-cost deposits:
Non-interest bearing deposits	$6,418,925	43%	$6,414,450	43%	$6,293,453	42%	$6,370,801	43%	$6,337,955	44%
Money market, NOW, and interest bearing deposits	5,042,158	33	4,878,700	32	4,871,501	33	4,976,854	33	4,740,210	33
Savings deposits	1,172,627	8	1,209,360	8	1,208,843	8	1,120,550	7	1,094,625	7
Total low-cost deposits	12,633,710	84	12,502,510	83	12,373,797	83	12,468,205	83	12,172,790	84
Certificates of deposit:
Certificates of deposit	1,370,866	9	1,400,201	10	1,383,260	10	1,393,210	10	1,369,401	10
Brokered certificates of deposit	1,028,420	7	1,093,525	7	1,075,056	7	1,092,990	7	869,687	6
Total certificates of deposit	2,399,286	16	2,493,726	17	2,458,316	17	2,486,200	17	2,239,088	16
Total deposits	$15,032,996	100%	$14,996,236	100%	$14,832,113	100%	$14,954,405	100%	$14,411,878	100%
Change in total deposits:
From prior quarter	+0.2%		+1.1%		-0.8%		+3.8%		+2.3%
From same quarter one year ago	+4.3%		+6.4%		+6.5%		+4.8%		+13.2%

STATEMENT OF OPERATIONS DETAILS TO FOLLOW

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	3Q18			2Q18			3Q17
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans held for sale	$196,180	$1,608	3.28%	$573,444	$5,429	3.79%	$725,899	$6,651	3.67%
Loans (1) (2) (3):
Commercial-related loans:
Commercial	4,906,844	64,512	5.14	4,770,098	59,351	4.92	4,630,865	53,567	4.53
Commercial loans collateralized by assignment of lease payments (lease loans)	2,029,053	20,262	3.99	2,065,688	19,847	3.84	2,057,461	19,381	3.77
Commercial real estate	3,883,132	50,185	5.06	4,033,421	50,053	4.91	3,953,639	46,587	4.61
Construction real estate	511,193	6,521	4.99	491,440	5,943	4.78	442,197	4,689	4.15
Total commercial-related loans	11,330,222	141,480	4.90	11,360,647	135,194	4.72	11,084,162	124,224	4.40
Other loans:
Residential real estate	1,355,501	11,048	3.26	1,371,020	11,039	3.22	1,433,866	11,579	3.23
Indirect	770,047	9,541	4.92	720,052	8,646	4.82	641,328	7,528	4.66
Home equity	187,347	2,295	4.86	199,334	2,310	4.65	234,460	2,515	4.26
Consumer	83,677	856	4.06	82,189	828	4.04	76,591	831	4.31
Total other loans	2,396,572	23,740	3.95	2,372,595	22,823	3.85	2,386,245	22,453	3.75
Total loans, excluding purchased credit-impaired loans	13,726,794	165,220	4.73	13,733,242	158,017	4.57	13,470,407	146,677	4.29
Purchased credit-impaired loans	94,916	4,079	17.05	105,781	3,904	14.80	139,246	6,161	17.55
Total loans	13,821,710	169,299	4.82	13,839,023	161,921	4.64	13,609,653	152,838	4.42
Taxable investment securities	1,455,771	10,366	2.85	1,510,287	10,579	2.80	1,445,619	8,440	2.34
Investment securities exempt from federal income taxes (3)	1,220,193	11,882	3.90	1,222,531	11,948	3.91	1,255,025	14,971	4.77
Federal funds sold	383	2	2.21	265	2	2.17	38	0	1.74
Other interest earning deposits	375,961	1,648	1.74	129,274	242	0.75	147,065	327	0.88
Total interest earning assets	$17,070,198	$194,805	4.50%	$17,274,824	$190,121	4.37%	$17,183,299	$183,227	4.21%
Non-interest earning assets	2,907,225			2,882,363			2,762,556
Total assets	$19,977,423			$20,157,187			$19,945,855
Interest Bearing Liabilities:
Core funding:
Money market, NOW, and interest bearing deposits	$5,042,158	$10,183	0.80%	$4,878,700	$7,647	0.63%	$4,740,210	$4,485	0.38%
Savings deposits	1,172,627	919	0.31	1,209,360	886	0.29	1,094,625	289	0.10
Certificates of deposit	1,370,866	4,300	1.24	1,400,201	3,796	1.09	1,369,401	2,757	0.80
Customer repurchase agreements	232,584	276	0.47	222,033	247	0.45	200,008	114	0.23
Total core funding	7,818,235	15,678	0.80	7,710,294	12,576	0.65	7,404,244	7,645	0.41
Wholesale funding:
Brokered certificates of deposit (includes fee expense)	1,028,420	5,083	1.96	1,093,525	5,057	1.85	869,687	3,334	1.52
Other borrowings	1,232,992	9,130	2.90	1,512,888	10,290	2.69	2,192,200	8,644	1.54
Total wholesale funding	2,261,412	14,213	2.47	2,606,413	15,347	2.34	3,061,887	11,978	1.54
Total interest bearing liabilities	$10,079,647	$29,891	1.17%	$10,316,707	$27,923	1.08%	$10,466,131	$19,623	0.74%
Non-interest bearing deposits	6,418,925			6,414,450			6,337,955
Other non-interest bearing liabilities	524,447			490,314			479,488
Stockholders' equity	2,954,404			2,935,716			2,662,281
Total liabilities and stockholders' equity	$19,977,423			$20,157,187			$19,945,855
Net interest income/interest rate spread (4)		$164,914	3.33%		$162,198	3.29%		$163,604	3.47%
Taxable equivalent adjustment		3,066			3,129			6,657
Net interest income, as reported		$161,848			$159,069			$156,947
Net interest margin (5)			3.74%			3.66%			3.60%
Tax equivalent effect			0.07%			0.07%			0.16%
Net interest margin on a fully tax equivalent basis (5)			3.81%			3.73%			3.76%

(1)	Non-accrual loans are included in average loans.

(2)	Interest income includes amortization of deferred loan origination fees and costs.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a Federal tax rate of 21% for 2018 and 35% for 2017.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

	Nine Months Ended September 30,
	2018			2017
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans held for sale	$437,060	$11,468	3.50%	$626,000	$17,118	3.65%
Loans (1) (2) (3):
Commercial-related loans:
Commercial	4,809,567	179,257	4.91	4,466,241	148,940	4.40
Commercial loans collateralized by assignment of lease payments (lease loans)	2,059,510	59,865	3.88	1,995,576	55,556	3.71
Commercial real estate	4,015,875	149,049	4.89	3,829,792	129,206	4.45
Construction real estate	482,236	17,329	4.74	502,653	15,601	4.09
Total commercial-related loans	11,367,188	405,500	4.71	10,794,262	349,303	4.27
Other loans:
Residential real estate	1,380,412	33,935	3.28	1,300,819	32,131	3.29
Indirect	722,572	26,115	4.83	598,788	20,575	4.59
Home equity	199,381	6,945	4.66	243,712	7,492	4.11
Consumer	80,850	2,483	4.11	79,755	2,447	4.10
Total other loans	2,383,215	69,478	3.89	2,223,074	62,645	3.76
Total loans, excluding purchased credit-impaired loans	13,750,403	474,978	4.57	13,017,336	411,948	4.19
Purchased credit-impaired loans	104,810	11,804	15.06	152,112	16,310	14.34
Total loans	13,855,213	486,782	4.65	13,169,448	428,258	4.30
Taxable investment securities	1,410,815	28,879	2.73	1,525,546	26,279	2.30
Investment securities exempt from federal income taxes (3)	1,222,992	35,825	3.91	1,265,378	45,449	4.79
Federal funds sold	241	4	2.16	74	1	1.41
Other interest earning deposits	211,113	2,021	1.28	121,783	753	0.83
Total interest earning assets	$17,137,434	$564,979	4.37%	$16,708,229	$517,858	4.11%
Non-interest earning assets	2,887,097			2,741,325
Total assets	$20,024,531			$19,449,554
Interest Bearing Liabilities:
Core funding:
Money market, NOW and interest bearing deposits	$4,931,411	$24,150	0.65%	$4,592,898	$10,391	0.30%
Savings deposits	1,196,811	2,621	0.29	1,113,044	789	0.09
Certificates of deposit	1,384,730	11,460	1.11	1,311,304	6,683	0.68
Customer repurchase agreements	223,773	692	0.41	193,686	311	0.21
Total core funding	7,736,725	38,923	0.67	7,210,932	18,174	0.34
Wholesale funding:
Brokered accounts (includes fee expense)	1,065,496	14,672	1.84	835,260	9,270	1.48
Other borrowings	1,391,810	27,769	2.63	2,017,027	21,052	1.38
Total wholesale funding	2,457,306	42,441	2.29	2,852,287	30,322	1.41
Total interest bearing liabilities	$10,194,031	$81,364	1.06%	$10,063,219	$48,496	0.64%
Non-interest bearing deposits	6,376,069			6,294,974
Other non-interest bearing liabilities	503,993			465,268
Stockholders' equity	2,950,438			2,626,093
Total liabilities and stockholders' equity	$20,024,531			$19,449,554
Net interest income/interest rate spread (4)		$483,615	3.31%		$469,362	3.47%
Taxable equivalent adjustment		9,317			20,378
Net interest income, as reported		$474,298			$448,984
Net interest margin (5)			3.66%			3.56%
Tax equivalent effect			0.08%			0.16%
Net interest margin on a fully tax equivalent basis (5)			3.74%			3.72%

(1)	Non-accrual loans are included in average loans.

(2)	Interest income includes amortization of deferred loan origination fees and costs.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a Federal tax rate of 21% for 2018 and 35% for 2017.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

The tables below reflect the impact that the acquisition accounting loan discount accretion on acquired loans had on the loan yield and net interest margin on a fully tax equivalent basis for the periods indicated (dollars in thousands):

	3Q18			2Q18			3Q17
	Average Balance	Interest	Yield	Average Balance	Interest	Yield	Average Balance	Interest	Yield
Loan yield excluding acquisition accounting discount accretion on bank merger loans:
Total loans, as reported	$13,821,710	$169,299	4.82%	$13,839,023	$161,921	4.64%	$13,609,653	$152,838	4.42%
Less acquisition accounting discount on non-PCI loans	(15,467)	1,971		(17,584)	2,267		(25,764)	3,587
Less acquisition accounting discount on PCI loans	(13,315)	2,579		(16,098)	2,223		(28,347)	4,315
Total loans, excluding acquisition accounting discount on bank merger loans	$13,850,492	$164,749	4.68%	$13,872,705	$157,431	4.50%	$13,663,764	$144,936	4.17%

Net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on bank merger loans:
Total interest earning assets, as reported	$17,070,198	$164,914	3.81%	$17,274,824	$162,198	3.73%	$17,183,299	$163,604	3.76%
Less acquisition accounting discount on non-PCI loans	(15,467)	1,971		(17,584)	2,267		(25,764)	3,587
Less acquisition accounting discount on PCI loans	(13,315)	2,579		(16,098)	2,223		(28,347)	4,315
Total interest earning assets/net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount on bank merger loans	$17,098,980	$160,364	3.70%	$17,308,506	$157,708	3.62%	$17,237,410	$155,702	3.56%

	Nine Months Ended September 30,
	2018			2017
	Average Balance	Interest	Yield	Average Balance	Interest	Yield
Loan yield excluding acquisition accounting discount accretion on bank merger loans:
Total loans, as reported	$13,855,213	$486,782	4.65%	$13,169,448	$428,258	4.30%
Less acquisition accounting discount on non-PCI loans	(17,584)	6,576		(30,083)	12,426
Less acquisition accounting discount on PCI loans	(15,822)	7,213		(33,843)	9,334
Total loans, excluding acquisition accounting discount on bank merger loans	$13,888,619	$472,993	4.51%	$13,233,374	$406,498	4.06%

Net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on bank merger loans:
Total interest earning assets, as reported	$17,137,434	$483,615	3.74%	$16,708,229	$469,362	3.72%
Less acquisition accounting discount on non-PCI loans	(17,584)	6,576		(30,083)	12,426
Less acquisition accounting discount on PCI loans	(15,822)	7,213		(33,843)	9,334
Total interest earning assets/net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount on bank merger loans	$17,170,840	$469,826	3.62%	$16,772,155	$447,602	3.53%

NON-INTEREST INCOME

The following table presents non-interest income (in thousands):

						Nine Months Ended
						September 30,
	3Q18	2Q18	1Q18	4Q17	3Q17	2018	2017
Core non-interest income:
Key fee initiatives:
Lease financing revenue, net	$25,205	$22,918	$24,710	$23,620	$23,148	$72,833	$62,967
Treasury management fees	15,226	15,066	15,156	15,234	14,508	45,448	43,696
Wealth management fees	9,089	8,969	9,121	9,024	8,702	27,179	25,720
Card fees	5,362	5,654	4,787	5,032	4,585	15,803	13,564
Capital markets and international banking fees	1,913	3,785	2,998	3,999	4,870	8,696	11,709
Total key fee initiatives	56,795	56,392	56,772	56,909	55,813	169,959	157,656
Mortgage banking revenue	9,916	18,926	25,047	22,374	28,242	53,889	86,850
Consumer and other deposit service fees	3,051	2,929	2,912	3,261	3,424	8,892	10,072
Brokerage fees	1,138	1,050	864	942	1,004	3,052	3,379
Loan service fees	2,103	2,148	2,245	2,197	2,114	6,496	6,120
Increase in cash surrender value of life insurance	1,298	1,272	1,108	1,511	1,321	3,678	3,910
Other operating income	4,714	5,610	4,445	2,616	3,104	14,769	8,296
Total core non-interest income	79,015	88,327	93,393	89,810	95,022	260,735	276,283
Non-core non-interest income:
Net (loss) gain on investment securities	(85)	(86)	(174)	111	83	(345)	451
Net loss on disposal of other assets	(32)	(397)	(357)	(2,016)	(180)	(786)	(307)
Recovery of low to moderate income real estate investment (1)	—	—	—	1,006	210	—	698
Increase (decrease) in market value of assets held in trust for deferred compensation (1)	943	462	(60)	912	796	1,345	2,426
Total non-core non-interest income	826	(21)	(591)	13	909	214	3,268
Total non-interest income	$79,841	$88,306	$92,802	$89,823	$95,931	$260,949	$279,551

(1)	Resides in other operating income in the consolidated statements of operations.

NON-INTEREST EXPENSE

The following table presents non-interest expense (in thousands):

						Nine Months Ended
						September 30,
	3Q18	2Q18	1Q18	4Q17	3Q17	2018	2017
Core non-interest expense: (1)
Salaries and employee benefits expense:
Salaries	$56,234	$63,157	$64,587	$62,465	$61,992	$183,978	$180,692
Commissions	4,948	7,623	7,435	8,303	9,206	20,006	27,547
Bonus and stock-based compensation	12,373	12,853	12,055	13,332	11,911	37,281	36,754
Other salaries and benefits (2)	20,826	21,873	21,940	20,153	20,922	64,639	60,359
Total salaries and employee benefits expense	94,381	105,506	106,017	104,253	104,031	305,904	305,352
Occupancy and equipment expense	15,801	16,450	17,394	16,727	15,382	49,645	45,700
Computer services and telecommunication expense	10,036	10,871	11,156	11,287	10,093	32,063	29,057
Advertising and marketing expense	3,154	3,342	3,837	3,266	2,558	10,333	8,964
Professional and legal expense	1,874	5,434	1,894	2,914	2,109	9,202	7,150
Other intangible amortization expense	1,854	1,896	1,902	1,979	2,038	5,652	6,214
Net loss (gain) recognized on other real estate owned (A)	62	879	(143)	(151)	84	798	1,397
Other real estate expense, net (A)	186	169	190	47	(170)	545	51
Other operating expenses	20,071	23,039	21,919	23,450	22,702	65,029	68,442
Total core non-interest expense	147,419	167,586	164,166	163,772	158,827	479,171	472,327
Non-core non-interest expense: (1)
Merger related and repositioning expenses (B)	13,927	24,944	644	944	1,579	39,515	9,003
One-time bonuses	—	—	—	2,700	—	—	—
Branch exit and facilities impairment charges	—	—	—	—	1,759	—	1,759
Loss on extinguishment of debt (3)	6,255	—	3,136	—	—	9,391	—
Contribution to MB Financial Charitable Foundation (C)	—	—	—	7,500	—	—	—
Increase (decrease) in market value of assets held in trust for deferred compensation (D)	943	462	(60)	912	796	1,345	2,426
Total non-core non-interest expense	21,125	25,406	3,720	12,056	4,134	50,251	13,188
Total non-interest expense	$168,544	$192,992	$167,886	$175,828	$162,961	$529,422	$485,515

(1)
Letters denote the corresponding line items where these items reside in the consolidated statements of operations as follows:  A – Net loss (gain) recognized on other real estate owned and other related expense, B – See merger related and repositioning expenses table below, C – Other operating expenses, and D – Salaries and employee benefits.

(2)	Includes health insurance, payroll taxes, 401(k) and profit sharing contributions, overtime, and temporary help expenses.

(3)	Includes losses on the extinguishment of junior subordinated notes issued to capital trusts in the first and third quarters of 2018.

The following table presents the detail of merger related and repositioning expenses (in thousands):

						Nine Months Ended
						September 30,
	3Q18	2Q18	1Q18	4Q17	3Q17	2018	2017
Merger related and repositioning expenses (1):
Salaries and employee benefits expense	$6,561	$17,510	$557	$1,382	$988	$24,628	$2,154
Occupancy and equipment expense	316	1	35	119	—	352	10
Computer services and telecommunication expense	2,648	—	—	17	(31)	2,648	230
Advertising and marketing expense	278	—	26	5	—	304	—
Professional and legal expense	712	3,453	4	43	—	4,169	100
Branch exit and facilities impairment charges (2)	3,292	340	—	(327)	1,014	3,632	6,921
Contingent consideration expense (3)	—	—	—	(454)	—	—	—
Goodwill impairment loss (4)	—	3,623	—	—	—	3,623	—
Other operating expenses	120	17	22	159	(392)	159	(412)
Total merger related and repositioning expenses	$13,927	$24,944	$644	$944	$1,579	$39,515	$9,003

(1)
Includes costs incurred in connection with the pending merger with Fifth Third, the discontinuation of our national mortgage origination business, the mortgage banking acquisition (completed in the fourth quarter of 2017), and the American Chartered merger (completed in 2016). For the third quarter of 2018, approximately $10 million relates to the discontinuation of our national mortgage origination business and approximately $4 million relates to the pending merger with Fifth Third. For the second quarter of 2018, approximately $19 million relates to the discontinuation of our national mortgage origination business and approximately $6 million relates to the pending merger with Fifth Third.

(2)
Includes the following items: exit charges related to the closing of 34 of our mortgage retail offices in the third quarter of 2018; exit charges related to the closing of five of our mortgage retail offices in the second quarter of 2018; gains on previously closed branch facilities in the fourth quarter of 2017; costs associated with office space reconfiguration in the third quarter of 2017; and exit charges on branches closed in the second quarter of 2017 due to the American Chartered merger.

(3)
Includes an increase in our contingent consideration accrual for our acquisition of Celtic Leasing Corp. as a result of stronger lease residual performance than previously estimated. Also includes a decrease in our contingent consideration accrual for our acquisition of MSA Holdings, LLC. Resides in other operating expenses in the consolidated statements of operations.

(4)	Reflects the goodwill impairment charge at the Mortgage Banking Segment in the second quarter of 2018.

INCOME TAX EXPENSE

The following table presents information on our income tax rate (dollars in thousands):

						Nine Months Ended
						September 30,
	3Q18	2Q18	1Q18	4Q17	3Q17	2018	2017
Income before income taxes - as reported	$51,642	$48,164	$70,789	$63,745	$85,400	$170,595	$225,070
Tax at Federal statutory rate (21% for 2018 and 35% for 2017)	10,845	10,114	14,866	22,310	29,890	35,825	78,775

Increase (decrease) due to:
Tax exempt income, net	(2,653)	(2,681)	(2,639)	(4,673)	(4,665)	(7,973)	(14,379)
State tax expense (benefit), net of Federal impact	2,846	2,593	3,964	3,103	4,101	9,403	9,592
Other items, net	198	931	586	1,131	(802)	1,715	266
Tax expense before discrete items	11,236	10,957	16,777	21,871	28,524	38,970	74,254
Income tax rate before discrete items (effective tax rate)	21.8%	22.7%	23.7%	34.3%	33.4%	22.8%	33.0%

Discrete tax expense (benefit) items (1)	(154)	(483)	(201)	1,919	(1,643)	(838)	(4,602)
Discrete tax benefit corporate Federal tax rate changes (2)	(2,154)	(843)	(2,544)	(104,239)	—	(5,541)	—
Discrete tax benefit corporate state tax rate changes (3)	—	—	—	—	(2,324)	—	(2,324)
Discrete tax expense (benefit) merger related items (4)	—	—	—	—	—	—	(2,104)
Income tax expense - as reported	$8,928	$9,631	$14,032	$(80,449)	$24,557	$32,591	$65,224
Income tax rate	17.3%	20.0%	19.8%	(126.2)%	28.8%	19.1%	29.0%

(1)
Includes tax benefits on the vesting of restricted shares, exercise of options, and other compensation as well as non-deductible merger expenses and the $2.1 million increase in state income tax accruals due to income allocation to high income tax rate jurisdictions for the fourth quarter of 2017.

(2)	Includes the impact of the Federal income tax rate decrease due to the TCJ Act (enacted on December 22, 2017) on our net deferred tax liabilities.

(3)	Includes tax benefit due to the impact of the Illinois state income tax rate increase (effective July 1, 2017) on our deferred tax assets.

(4)	Includes reversals of a tax liability no longer needed specifically related to two entities we acquired and certain non-deductible merger related items.

NON-GAAP FINANCIAL INFORMATION

This document contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). These measures include operating earnings, operating earnings excluding the Mortgage Banking Segment, core non-interest income, core non-interest income to revenues (including and excluding Mortgage Banking Segment) (with non-core items excluded from both core non-interest income and revenues), core non-interest expense, non-core non-interest income, and non-core non-interest expense, net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis excluding acquisition accounting discount accretion on bank merger loans, efficiency ratio (including and excluding Mortgage Banking Segment), and the ratio of annualized net non-interest expense to average assets with net gains and losses on investment securities, net losses on disposal of other assets, recovery of low to moderate income real estate investment, and increase and decrease in market value of assets held in trust for deferred compensation excluded from the non-interest income components of these ratios and branch exit and facilities impairment charges, merger related and repositioning expenses, one-time bonuses, loss on extinguishment of debt, increase and decrease in market value of assets held in trust for deferred compensation, and contribution to MB Financial Charitable Foundation excluded from the non-interest expense components of these ratios, with tax equivalent adjustment for tax-exempt interest income and increase in cash surrender value of life insurance, as applicable; ratios of tangible equity to tangible assets, tangible common equity to tangible assets, and tangible common equity to risk-weighted assets; tangible book value per common share; annualized operating return, excluding Mortgage Banking Segment, on average assets, annualized operating return, excluding Mortgage Banking Segment, on average common equity, annualized cash return, excluding Mortgage Banking Segment, on average tangible common equity, and annualized cash operating return, excluding Mortgage Banking Segment, on average tangible common equity. Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions. Management also uses these measures for peer comparisons.

Management believes that operating earnings, operating earnings excluding Mortgage Banking Segment, core and non-core non-interest income, and core and non-core non-interest expense are useful in assessing our core operating performance and in understanding the primary drivers of our non-interest income and non-interest expense when comparing periods.

Management believes that operating earnings adjusted for merger related and repositioning expenses is a useful measure because it excludes expenses that can significantly fluctuate from acquisition to acquisition. In addition, management believes that excluding these expenses provides investors and analysts a measure to better understand the Company's primary operations when comparing the periods presented in the earnings release.

The tax equivalent adjustment to net interest income, net interest margin, tax-exempt interest income, and increase in cash surrender value of life insurance recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a Federal tax rate of 21% for 2018 and 35% for 2017. Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes. For the same reasons, management believes that the tax equivalent adjustments to tax-exempt interest income and increase in cash surrender value of life insurance are useful.

Management also believes that by excluding net gains and losses on investment securities, net losses on disposal of other assets, recovery of low to moderate income real estate investment, and increase and decrease in market value of assets held in trust for deferred compensation from the non-interest income components, and excluding branch exit and facilities impairment charges, merger related and repositioning expenses, one-time bonuses, loss on extinguishment of debt, increase and decrease in market value of assets held in trust for deferred compensation, and contribution to MB Financial Charitable Foundation from the non-interest expense components, of the efficiency ratio and the ratio of annualized net non-interest expense to average assets, these ratios better reflect our core operating performance, as the excluded items do not pertain to our core business operations and their exclusion makes these ratios more meaningful when comparing our operating results from period to period.

The other measures exclude the acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible assets, tangible equity, tangible common equity, and average tangible common equity and exclude other intangible amortization expense, net of tax benefit, in determining net cash flow available to common stockholders. Management believes the presentation of these other financial measures, excluding the impact of such items, provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital, as well as our capital strength. Management also believes that providing measures that exclude balances of acquisition-related goodwill and other intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers. In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance.

The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Reconciliations of net interest margin on a fully tax equivalent basis to net interest margin and net interest margin on a fully tax equivalent basis excluding acquisition accounting discount accretion on bank merger loans to net interest margin are contained in the tables under "Net Interest Margin." A reconciliation of tangible book value per common share to book value per common share is contained in the "Selected Financial Data" table. Reconciliations of core and non-core non-interest income and non-interest expense to non-interest income and non-interest expense are contained in the tables under "Non-interest Income" and "Non-interest Expense."

The following table presents a reconciliation of tangible equity to stockholders' equity (in thousands):

	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Stockholders' equity - as reported	$2,965,329	$2,948,693	$2,934,347	$3,009,823	$2,692,092
Less goodwill	999,925	999,925	1,003,548	1,003,548	999,925
Less other intangible assets, net of tax benefit	35,976	37,334	38,723	40,116	36,884
Tangible equity	$1,929,428	$1,911,434	$1,892,076	$1,966,159	$1,655,283

The following table presents a reconciliation of tangible assets to total assets (in thousands):

	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Total assets - as reported	$19,719,971	$19,966,557	$20,167,523	$20,086,940	$20,116,535
Less goodwill	999,925	999,925	1,003,548	1,003,548	999,925
Less other intangible assets, net of tax benefit	35,976	37,334	38,723	40,116	36,884
Tangible assets	$18,684,070	$18,929,298	$19,125,252	$19,043,276	$19,079,726

The following table presents a reconciliation of tangible common equity to common stockholders' equity (in thousands):

	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Common stockholders' equity - as reported	$2,770,610	$2,753,974	$2,739,628	$2,699,824	$2,576,812
Less goodwill	999,925	999,925	1,003,548	1,003,548	999,925
Less other intangible assets, net of tax benefit	35,976	37,334	38,723	40,116	36,884
Tangible common equity	$1,734,709	$1,716,715	$1,697,357	$1,656,160	$1,540,003

The following table presents a reconciliation of average tangible common equity to average common stockholders’ equity (in thousands):

						Nine Months Ended
						September 30,
	3Q18	2Q18	1Q18	4Q17	3Q17	2018	2017
Average common stockholders' equity - as reported	$2,759,685	$2,740,997	$2,708,911	$2,579,896	$2,546,744	$2,736,717	$2,510,533
Less average goodwill	999,925	1,001,119	1,003,548	1,001,027	999,925	1,001,517	1,000,281
Less average other intangible assets, net of tax benefit	36,433	37,804	39,212	36,049	37,346	37,807	38,734
Average tangible common equity	$1,723,327	$1,702,074	$1,666,151	$1,542,820	$1,509,473	$1,697,393	$1,471,518

The following table presents a reconciliation of net cash flow available to common stockholders to net income available to common stockholders (in thousands):

						Nine Months Ended
						September 30,
	3Q18	2Q18	1Q18	4Q17	3Q17	2018	2017
Net income available to common stockholders - as reported	$39,714	$35,533	$68,937	$142,194	$58,841	$144,184	$153,839
Plus other intangible amortization expense, net of tax benefit	1,358	1,389	1,393	1,286	1,325	4,140	4,039
Net cash flow available to common stockholders	$41,072	$36,922	$70,330	$143,480	$60,166	$148,324	$157,878

The following table presents a reconciliation of net income to operating earnings, excluding Mortgage Banking Segment (in thousands):

						Nine Months Ended
						September 30,
	3Q18	2Q18	1Q18	4Q17	3Q17	2018	2017
Net income - as reported	$42,714	$38,533	$56,757	$144,194	$60,843	$138,004	$159,846
Less non-core items:
Net (loss) gain on investment securities	(85)	(86)	(174)	111	83	(345)	451
Net loss on disposal of other assets	(32)	(397)	(357)	(2,016)	(180)	(786)	(307)
Recovery of low to moderate income real estate investment	—	—	—	1,006	210	—	698
Increase (decrease) in market value of assets held in trust for deferred compensation - other operating income	943	462	(60)	912	796	1,345	2,426
Merger related and repositioning expenses	(13,927)	(24,944)	(644)	(944)	(1,579)	(39,515)	(9,003)
One-time bonuses	—	—	—	(2,700)	—	—	—
Branch exit and facilities impairment charges	—	—	—	—	(1,759)	—	(1,759)
Loss on extinguishment of debt	(6,255)	—	(3,136)	—	—	(9,391)	—
Contribution to MB Financial Charitable Foundation	—	—	—	(7,500)	—	—	—
(Increase) decrease in market value of assets held in trust for deferred compensation - other operating expense	(943)	(462)	60	(912)	(796)	(1,345)	(2,426)
Total non-core items	(20,299)	(25,427)	(4,311)	(12,043)	(3,225)	(50,037)	(9,920)
Income tax expense on non-core items	(5,256)	(5,905)	(1,153)	(4,618)	(1,283)	(12,314)	(3,940)
Income tax expense - other (1)	(2,154)	(843)	(2,544)	(104,239)	—	(5,541)	(2,104)
Non-core items, net of tax	(12,889)	(18,679)	(614)	96,814	(1,942)	(32,182)	(3,876)
Operating earnings	55,603	57,212	57,371	47,380	62,785	170,186	163,722
Operating earnings (loss) - Mortgage Banking Segment	1,067	(3,359)	(295)	(815)	2,217	(2,587)	6,309
Operating earnings, excluding Mortgage Banking Segment	54,536	60,571	57,666	48,195	60,568	172,773	157,413
Dividends on preferred shares	3,000	3,000	3,100	2,000	2,002	9,100	6,007
Operating earnings, excluding Mortgage Banking Segment, available to common stockholders	$51,536	$57,571	$54,566	$46,195	$58,566	$163,673	$151,406
Diluted earnings per common share - as reported	$0.47	$0.42	$0.81	$1.67	$0.69	$1.69	$1.81
Impact of return from preferred stockholders due to redemption	—	—	(0.18)	—	—	(0.18)	—
Impact of non-core items, net of tax	0.14	0.22	0.01	(1.14)	0.03	0.38	0.05
Impact of excluding operating (loss) earnings - Mortgage Banking Segment	(0.01)	0.04	—	0.01	(0.03)	0.03	(0.07)
Diluted operating earnings per common share, excluding Mortgage Banking Segment	$0.60	$0.68	$0.64	$0.54	$0.69	$1.92	$1.79
Weighted average common shares outstanding for diluted operating earnings per common share	85,335,109	85,251,810	84,896,401	84,964,759	84,779,797	85,162,220	84,775,952

(1)
The first three quarters of 2018 and fourth quarter of 2017 include the reversal of deferred tax liabilities as a result of the decrease in Federal income tax rate effective January 1, 2018 due to the TCJ Act. The third quarter of 2018 reversal of $2.2 million was recognized at the Banking Segment. The second quarter of 2018 reversal of $843 thousand was recognized as follows: $429 thousand of expense at the Banking Segment and $1.3 million reversal at the Leasing Segment. The first quarter 2018 reversal of $2.5 million was recognized at the Leasing Segment. The fourth quarter 2017 reversal of $104.2 million was recognized as follows: $6.5 million at our Banking Segment, $65.3 million at our Leasing Segment, and $32.4 million at our Mortgage Banking Segment. The nine months ended September 30, 2017 include reversals of tax liabilities no longer needed specifically related to two entities we acquired.

The following table presents a reconciliation of net income to operating earnings for our operating segments (in thousands):

						Nine Months Ended
						September 30,
	3Q18	2Q18	1Q18	4Q17	3Q17	2018	2017
Banking Segment:
Net income - as reported	$41,662	$47,893	$46,550	$43,435	$52,584	$136,105	$137,437
Non-core items, net of tax	5,738	5,714	2,550	298	1,942	14,002	3,876
Operating earnings	$47,400	$53,607	$49,100	$43,733	$54,526	$150,107	$141,313

Leasing Segment:
Net income - as reported	$7,136	$8,236	$11,110	$69,783	$6,042	$26,482	$16,100
Non-core items, net of tax	—	(1,272)	(2,544)	(65,321)	—	(3,816)	—
Operating earnings	$7,136	$6,964	$8,566	$4,462	$6,042	$22,666	$16,100

Mortgage Banking Segment:
Net (loss) income - as reported	$(6,084)	$(17,596)	$(903)	$30,976	$2,217	$(24,583)	$6,309
Non-core items, net of tax	7,151	14,237	608	(31,791)	—	21,996	—
Operating earnings (loss)	$1,067	$(3,359)	$(295)	$(815)	$2,217	$(2,587)	$6,309

The following table presents the efficiency ratio calculation (dollars in thousands):

						Nine Months Ended
						September 30,
	3Q18	2Q18	1Q18	4Q17	3Q17	2018	2017
Non-interest expense	$168,544	$192,992	$167,886	$175,828	$162,961	$529,422	$485,515
Less merger related and repositioning expenses	13,927	24,944	644	944	1,579	39,515	9,003
Less loss on extinguishment of debt	6,255	—	3,136	—	—	9,391	—
Less one-time bonuses	—	—	—	2,700	—	—	—
Less branch exit and facilities impairment charges	—	—	—	—	1,759	—	1,759
Less contribution to MB Financial Charitable Foundation	—	—	—	7,500	—	—	—
Less (decrease) increase in market value of assets held in trust for deferred compensation	943	462	(60)	912	796	1,345	2,426
Non-interest expense - as adjusted	$147,419	$167,586	$164,166	$163,772	$158,827	$479,171	$472,327

Net interest income	$161,848	$159,069	$153,381	$153,393	$156,947	$474,298	$448,984
Tax equivalent adjustment	3,066	3,129	3,122	6,483	6,657	9,317	20,378
Net interest income on a fully tax equivalent basis	164,914	162,198	156,503	159,876	163,604	483,615	469,362
Plus non-interest income	79,841	88,306	92,802	89,823	95,931	260,949	279,551
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	345	338	295	814	711	978	2,105
Less net (loss) gain on investment securities	(85)	(86)	(174)	111	83	(345)	451
Less net loss on disposal of other assets	(32)	(397)	(357)	(2,016)	(180)	(786)	(307)
Less recovery of low to moderate income real estate investment	—	—	—	1,006	210	—	698
Less (decrease) increase in market value of assets held in trust for deferred compensation	943	462	(60)	912	796	1,345	2,426
Non-interest income - as adjusted	79,360	88,665	93,688	90,624	95,733	261,713	278,388
Total revenue - as adjusted and on a fully tax equivalent basis	$244,274	$250,863	$250,191	$250,500	$259,337	$745,328	$747,750
Efficiency ratio	60.35%	66.80%	65.62%	65.38%	61.24%	64.29%	63.17%
Efficiency ratio (without adjustments)	69.74%	78.02%	68.20%	72.29%	64.44%	72.01%	66.64%

The following table presents the efficiency ratio, excluding the Mortgage Banking Segment calculation (dollars in thousands):

						Nine Months Ended
						September 30,
	3Q18	2Q18	1Q18	4Q17	3Q17	2018	2017
Non-interest expense - as adjusted (1)	$147,419	$167,586	$164,166	$163,772	$158,827	$479,171	$472,327
Less Mortgage Banking Segment non-interest expense	16,183	33,611	35,928	34,397	35,449	85,722	106,515
Non-interest expense - as adjusted, less Mortgage Banking Segment	$131,236	$133,975	$128,238	$129,375	$123,378	$393,449	$365,812

Total revenue - as adjusted and on a fully tax equivalent basis (1)	$244,274	$250,863	$250,191	$250,500	$259,337	$745,328	$747,750
Less Mortgage Banking Segment net interest income	7,685	10,106	10,428	10,611	11,373	28,219	31,365
Less Mortgage Banking Segment non-interest income	9,929	18,937	25,048	22,374	28,243	53,914	86,851
Net interest income plus non-interest income - as adjusted, less Mortgage Banking Segment	$226,660	$221,820	$214,715	$217,515	$219,721	$663,195	$629,534
Efficiency ratio, excluding Mortgage Banking Segment	57.90%	60.40%	59.72%	59.48%	56.15%	59.33%	58.11%

(1)	See "Efficiency Ratio Calculation" table for reconciliation of this item.

The following table presents the annualized net non-interest expense to average assets ratio calculation (dollars in thousands):

						Nine Months Ended
						September 30,
	3Q18	2Q18	1Q18	4Q17	3Q17	2018	2017
Non-interest expense - as adjusted (1)	$147,419	$167,586	$164,166	$163,772	$158,827	$479,171	$472,327
Less non-interest income - as adjusted (1)	79,360	88,665	93,688	90,624	95,733	261,713	278,388
Net non-interest expense - as adjusted	$68,059	$78,921	$70,478	$73,148	$63,094	$217,458	$193,939
Average assets	$19,977,423	$20,157,187	$19,938,557	$20,166,673	$19,945,855	$20,024,531	$19,449,554
Annualized net non-interest expense to average assets	1.35%	1.57%	1.43%	1.44%	1.25%	1.45%	1.33%
Annualized net non-interest expense to average assets (without adjustments)	1.76%	2.08%	1.53%	1.69%	1.33%	1.79%	1.42%

(1)	See "Efficiency Ratio Calculation" table for reconciliation of this item.

The following table presents the core non-interest income to revenues ratio calculation (dollars in thousands):

						Nine Months Ended
						September 30,
	3Q18	2Q18	1Q18	4Q17	3Q17	2018	2017
Non-interest income - as adjusted (1)	$79,360	$88,665	$93,688	$90,624	$95,733	$261,713	$278,388
Total revenue - as adjusted and on a fully tax equivalent basis (1)	$244,274	$250,863	$250,191	$250,500	$259,337	$745,328	$747,750
Core non-interest income to revenues ratio	32.49%	35.34%	37.45%	36.18%	36.91%	35.11%	37.23%
Non-interest income to revenues ratio (without adjustments)	33.03%	35.70%	37.70%	36.93%	37.94%	35.49%	38.37%

(1)	See "Efficiency Ratio Calculation" table for reconciliation of this item.

The following table presents the core non-interest income to revenues ratio, excluding the Mortgage Banking Segment calculation (dollars in thousands):

						Nine Months Ended
						September 30,
	3Q18	2Q18	1Q18	4Q17	3Q17	2018	2017
Non-interest income - as adjusted (1)	$79,360	$88,665	$93,688	$90,624	$95,733	$261,713	$278,388
Less Mortgage Banking Segment non-interest income	9,929	18,937	25,048	22,374	28,243	53,914	86,851
Non-interest income - as adjusted, less Mortgage Banking Segment	$69,431	$69,728	$68,640	$68,250	$67,490	$207,799	$191,537

Total revenue - as adjusted and on a fully tax equivalent basis (1)	$244,274	$250,863	$250,191	$250,500	$259,337	$745,328	$747,750
Less Mortgage Banking Segment net interest income	7,685	10,106	10,428	10,611	11,373	28,219	31,365
Less Mortgage Banking Segment non-interest income	9,929	18,937	25,048	22,374	28,243	53,914	86,851
Total revenue - as adjusted and on a fully tax equivalent basis, less Mortgage Banking Segment	$226,660	$221,820	$214,715	$217,515	$219,721	$663,195	$629,534

Core non-interest income to revenues ratio, excluding Mortgage Banking Segment	30.63%	31.43%	31.97%	31.38%	30.72%	31.33%	30.43%

(1)	See "Efficiency Ratio Calculation" table for reconciliation of this item.